LICENSE AND OPTION AGREEMENT

         This License and Option Agreement (hereinafter "Agreement") is entered into as of July 1, 1999 by and between Automated Solutions, Inc., a Utah corporation (hereinafter "Licensor") and PrimeSource Communications Holdings, Inc., a Delaware corporation, or its authorized designee company, provided such designee is a wholly-owned subsidiary of PrimeSource Communications Holdings, Inc., and is not a competitor of Licensor, (hereinafter together, "Licensee").

         WHEREAS, Licensor desires to license to Licensee certain technology described herein below; and

         WHEREAS, Licensor desires to sell, and Licensee desires to purchase, certain assets of Licensor as defined more clearly below and/or as shown in the exhibits attached hereto; and

         THEREFORE, the parties hereby agree as follows:

1.       License Grant; Sublease; Equipment Lease.

         1.1 In consideration of the non-refundable, irrevocable payment by Licensee to Licensor of the sum of One Hundred Fifty Thousand Dollars ($150,000) in immediately available funds (the "License Fee") payable $50,000 upon execution of this Agreement and the remaining $100,000 not later than 12:00 noon, Friday, July 2, 1999, Licensor hereby grants to Licensee a fully-paid, non-exclusive, non-assignable, perpetual license to use the Licensor's presently existing source code (the "Source Code") for Licensor's data extraction software known as the "Neural Cube?" and the "ADEPT System?" (collectively, the "Data Extraction Technology") solely in connection with Licensee's data extraction service bureau business whereby Licensee proposes to extract Current Data (as such term is defined below) from paper forms and convert such data to electronic files in a manner similar to Licensor's past practices (the "Field of Use"). For purposes of this Agreement, "Current Data" shall mean data that has been entered on paper forms by clients or customers or their affiliates no more than 180 days prior to submission of such data to Licensee for extraction and conversion to electronic files. Licensee's license hereunder is limited to the Field of Use. Licensee acknowledges that its rights in the Data Extraction Technology are limited to the license granted hereunder and that Licensor retains all right, title and interest in and to the Data Extraction Technology except for the limited license specifically granted to Licensee hereunder. Licensor hereby grants to Licensee a fully-paid, non-exclusive, non-assignable, perpetual license to use the Licensor's trade names "Neural Cube?" and "ADEPT System? solely in the Field of Use. Licensee agrees to protect and to not denegrate such trade names, or to modify, alter, change or revise the Source Code or Data Extraction Technology or create or market any derivative thereof. If the Licensee does not exercise the Option (as defined in Section 5 below) prior to the expiration thereof, Licensor shall deliver to Licensee the Source Code in tape medium. Licensee may engage Licensor, on mutually agreeable terms to Licensor and Licensee to install the Data Extraction Technology for use by Licensee at Licensor's facilities.

         1.2 Licensor will license to Licensee all upgrades to the Data Extraction Technology as and when such upgrades are fully developed and ready for use; provided, however, Licensee shall, as a condition to receiving such upgrade licenses, pay Licensor a reasonable and competitive license fee or royalty in an amount mutually agreeable to Licensor and Licensee. In addition, Licensor will license to Licensee ongoing Neural Cube? training updates and bug fixes as such updates and bug fixes are fully developed and ready for use; provided, however, Licensee shall, as a condition to receiving such training updates and bug fixes, pay Licensor reasonable license fees or royalties in amounts mutually agreeable to Licensor and Licensee. Except for liability resulting from a breach of this Agreement, neither party shall be liable or obligated under this Agreement or under contract, negligence, strict liability or any other legal or equitable theory (i) for any amounts in excess of one half of the License Fee (in the case of the Licensor) or (in the case of the Licensee) amounts paid or owed by it hereunder or (ii) for any incidental or consequential damages, lost profits, or lost or corrupted data or interrupted use or costs of procurement or substitute goods, technology or services. Licensor makes no warranties to any person or entity with respect to either the Data Extraction Technology or the licenses granted hereunder or any updates, upgrades or improvements thereto or any derivatives thereof or any services or licenses and disclaims all implied warranties, including without limitation, warranties of merchantability, fitness for a particular purpose and non-infringement.

         1.3 The Data Extraction Technology and the Source Code constitute proprietary, copyrighted, and confidential information and material of Licensor. Licensee hereby agrees to keep confidential and to not disclose to any third-party the Source Code or the Data Extraction Technology. Licensee further agrees to use the Source Code and the Data Extraction Technology only pursuant to this License and only in the Field of Use. Licensee will bind its officers, directors, employees and other persons under its control to this same obligation of confidentiality and cause them to comply therewith.

         1.4 In the event of a breach of this Agreement by Licensee, Licensor may not be able to be adequately compensated by money damages. Consequently, Licensor shall be entitled to an injunction and other equitable remedies, in addition to any remedies available at law, without the necessity of posting a bond or proving actual damages.

         1.5 From the date hereof until 5:00 p.m. Mountain Daylight Time on July 16, 1999 (the "Sublease Term"), the Licensor hereby subleases to Licensee and Licensee hereby leases from Licensor the real property located at 1890 West 4000 South, Roy, Utah (the "Real Property") and currently leased by Licensor from C.C. Partnership (the "Landlord") pursuant to a real property lease dated December 15, 1995, a copy of which has been delivered to the Licensee (the "Senior Lease"). During the Lease Term, Licensee shall have the right to use the Personal Property listed on Exhibit "B" hereto in the Field of Use on the Real Property and shall protect, preserve and maintain such Personal Property in good working order and condition. Licensee shall protect, preserve and maintain the Real Property in good working order and condition during the Lease Term. The Licensee agrees to (i) pay Licensor on the date hereof all amounts owing or which are expected to become owing by Licensor to the Landlord during the Sublease Term under the Senior Lease including rent in the amount of $4,000;
(ii) abide by and honor all of the terms of the Senior Lease and not cause Licensor to be in default thereunder; and (iii) pay Licensor on the date hereof $5,800 for utilities and telephone expenses, $5,000 for equipment-related lease and other expenses for equipment included in the Personal Property listed on Exhibit "B" and $1,000 for office supplies and other expenses. Licensee shall pay all of its own operating and other expenses related to its business.

         1.6 Starting from and after 12:00 noon, Friday, July 2, 1999, Licensor shall have the right to hire the employees of Licensor (except Russell W. Wilding, Brett Millar and Mike Bailey). Licensor confirms its intent to hire substantially all of Licensor's employees on that date and assume employment related responsibilities and obligations with respect to the hired employees from and after that date.

2.       Assignment.

         Neither this Agreement nor any rights, licenses or obligations hereunder, may be assigned by Licensee including assignment pursuant to a merger, change of control or operation of law without the prior written approval of Licensor, which approval shall not be unreasonably withheld. Without limiting the generality of the foregoing, Licensor's refusal to approve any assignment shall not be deemed unreasonable if Licensee proposes to assign this Agreement or any of its rights, licenses or obligations hereunder to any third-party reasonably considered by Licensor to be a competitor of Licensor.

3.       Non-Compete Covenant.

         For a period of three years from and after the date of this Agreement, the Licensor will not engage directly or indirectly in any business activity using the Data Extraction Technology within the Field of Use. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 3 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Section 3 shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. In the event of a breach of this Agreement by Licensor, Licensee may not be able to be adequately compensated by money damages. Consequently, Licensee shall be entitled to an injunction and other equitable remedies, in addition to any remedies available at law, without the necessity of posting a bond or proving actual damages.

4.       Assignment of Customer Contracts.

         To the extent assignable, Licensor hereby assigns to Licensee and Licensee hereby assumes all of Licensor's rights and obligations under any and all agreements between the Licensor and any of Licensor's current clients or customers, all of which contracts are identified on Exhibit "A" attached hereto along with each client's company name, contact name, address and telephone number. From and after the date hereof, Licensee hereby agrees to hold Licensor and its affiliates harmless and indemnify Licensor and its affiliates from and against any and all obligations to the clients and customers referred to in such contracts; provided however, Licensor shall hold Licensee harmless and indemnify Licensee and its affiliates from and against any and all obligations to such clients and customers to the extent such obligations arose prior to July 1, 1999.

5.       Option Grant.

         As further consideration for this Agreement, Licensor hereby grants to Licensee an exclusive option (the "Option") to (i) assume the real property lease dated December 15, 1995 by and between the Licensor and C.C. Partnership for the property located at 1890 West 4000 South, Roy, Utah (the "Real Property Lease"); and (ii) purchase any and all of the furniture, equipment, nonproprietary commercially available software and leasehold improvements listed on Exhibit "B" attached hereto (the "Personal Property") and assume all obligations with respect to the Personal Property. The Option shall expire at 5:00 p.m. Mountain Daylight Time on July 16, 1999. If Licensee elects to exercise the Option, Licensee shall (a) pay to Licensor and Licensor shall have received prior to expiration of the Option, immediately available funds in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Option Payment") and (b) sign and deliver to Licensor the Assignment and Assumption Agreement attached hereto as Exhibit "C." Upon receipt of the Option payment, Licensor shall promptly, (i) subject to the consent of C.C. Partnership and pursuant to the Assignment and Assumption Agreement attached hereto as Exhibit "C," assign all of Licensor's right, title and interest in and to the Real Property Lease to Licensee and (ii) execute and deliver to Licensee a bill of sale in the form attached hereto as Exhibit "D" transferring the Personal Property to Licensee "as-is" "where-is", without warranty of any kind.

6.       Limited Representations.

         Licensor represents and warrants to the Licensee that Licensor owns and has the right and power to (i) grant the License set forth above, (ii) assign the Real Property Lease subject to the consent of C.C. Partnership, (iii) assign all of the assignable contracts listed on Exhibit "A" and (iv) sell and transfer the Personal Property.

7.       No Brokers.

         Neither the Licensor, nor the Licensee has retained nor used, and neither will retain nor use, the services of a broker or finder which would result in the imposition of a fee upon the Licensee, the Licensor or the property of Licensor should the transaction contemplated by this Agreement be consummated.

8.       Governing Law.

         This Agreement shall be governed by the internal laws of the State of Utah.

9.       Notices.

         All notices and other communications hereunder shall be in writing and shall be furnished by hand delivery, registered or certified mail, reputable overnight courier or facsimile to the parties at the addresses set forth below. Any such notice shall be duly given upon the date it is delivered to the addresses shown below, addressed as follows:

    If to Licensee:                                 If to Licensor:

    PrimeSource Communications Holdings, Inc.       Automated Solutions, Inc.
    6955 Union Park Center #390                     1890 West 4000 South
    Midvale, Utah 84047                             Roy, Utah 84067-3131
    Attn:  David Shepardson                         Attn:  Russell W. Wilding
    Fax:  (801) 562-1441                            Fax:  (801) 395-6197

10.      Severability.

         If any provision of this Agreement shall be held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected and shall be enforceable to the greatest extent permitted by law. This Agreement contains the entire agreement between the Licensor and the Licensee with regard to the matters set forth herein.

11.      Counterparts.

         This Agreement may be executed in  counterparts  by facsimile,  each of
which  shall  be  enforceable   against  the  parties  actually  executing  such
counterparts, and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the Licensor and Licensee have executed this License and Option Agreement through their authorized signatories effective as of the date first above written.

                                        AUTOMATED SOLUTIONS, INC.

                                        By: /s/ Russell W. Wilding
                                            --------------------------------
                                            Russell W. Wilding, President


                                        PRIMESOURCE COMMUNICATIONS
                                        HOLDINGS, INC.

                                        By:  /s/ Thomas E. Aliprandi
                                             -----------------------
                                             Thomas E. Aliprandi, President/CEO

                                   EXHIBIT "A"

                          CLIENT AND CUSTOMER CONTRACTS

         1.       Roadrunner Trucking, dated March 31, 1997
         2.       Covenant Transport, dated March 6, 1997
         3.       Kaplan Trucking, dated May 14, 1997
         4.       Bud Meyer Truck Lines, dated March 21, 1997
         5.       IC One, dated August 13, 1997
         6.       Net T Tech, dated October 27, 1997
         7.       Global Health Trax, dated November 20, 1997
         8.       Morinda, dated November 26, 1997
         9.       CCG, dated April 17, 1998
         10.      Franklin Covey, dated May 11, 1998
         11. P5, dated July 1, 1998 (requires prior written consent of P5 in order to assign agreement)
         12.      Ogden Clinic, dated March 1, 1999
         13.      Pepsi-Cola Company, dated March 16, 1999
         14.      Wal*Mart Stores, Inc., dated April 15, 1999
         15.      Interim, Inc., dated [______]


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement (the "Assignment Agreement") is dated as of July 22, 1999, and is entered into by and between Automated Solutions, Inc., a Utah corporation ("Automated") and PrimeHoldings.Com, Inc., a Delaware corporation ("PS"). Automated and PS are collectively, referred to herein as the "parties" and, individually, as a "party".

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agrees as follows:

         1. Assignment of Obligations. Automated hereby assigns, transfers and conveys to PS all of its liabilities and obligations set forth on Schedule 1 attached hereto (the "Obligations").

         2. Assumption of Obligations. PS hereby accepts the forgoing assignment and hereby assumes, covenants and agrees with Automated to perform and discharge all of the Obligations.

         3.       Indemnification  of  Automated.  PS from  and  after  the date hereof fully indemnifies and holds harmless Automated from and against the entirety of any Adverse Consequences (as that term is defined below) that the Indemnified Persons (or either of them) may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach) hereof of arising in connection with the Obligations. For purposes of this Section 3, the phrase "Adverse Consequences" shall mean all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses.

         4. Binding Effect; Governing Law. This Assignment Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns and shall be governed by and construed in accordance with the internal laws (not the conflicts of law rules) of the State of Utah.

         IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement as of the date first-above written.

                                           AUTOMATED SOLUTIONS, INC.,
                                           a Utah corporation

                                           By: /s/ Russell W. Wilding
                                               --------------------------------
                                           Its: President

                                           PRIMEHOLDINGS.COM, INC.,
                                           a Delaware corporation

                                           By: David E. Shepardson, III
                                               --------------------------------
                                               David E. Shepardson, III
                                           Its:Vice President/CFO

                                   SCHEDULE 1

                                   OBLIGATIONS

         1.       Convergent Capital Corporation Equipment Lease dated 2/8/99

         2.       Xerox Lease Agreement dated 11/12/96

         3.       Revco Leasing Co. Lease Agreement dated 4/22/97

         4.       AT&T Agreement dated 4/25/94


                                  BILL OF SALE

         Pursuant to the terms of the License and Option Agreement dated July 1, 1999 (the "License Agreement") by and among Automated Solutions, Inc., a Utah corporation ("Automated") and PrimeHoldings.Com, Inc. ("PS"), and for good and valuable consideration as recited in the License Agreement, the receipt and sufficiency of which are hereby acknowledged, Automated does hereby sell, convey, transfer, assign and deliver to PS, effective as of July 22, 1999, all of its right, title and interest in and to all of the property set forth on
Schedule 1 attached hereto except for the personal property listed on Schedule 1 under the headings "Intelisys Fixed Assets" or "Additional Intelisys Fixed Assets" which are retained by Automated and not conveyed hereby (the "Property"). Automated owns and is conveying to PS good and marketable title to the Property subject to liens and claims referenced on Schedule 1 to the Assignment and Assumption Agreement relating to certain contractual obligations of Automated and dated July 22, 1999. The Property is conveyed "as-is,"
"where-is," without warranties of any kind whatsoever, including without limitation, warranties of merchantability, fitness for a particular purpose and non-infringement.

         IN WITNESS WHEREOF, Automated Solutions, Inc. has caused this Bill of Sale to be duly executed on July 22, 1999.

                                          AUTOMATED SOLUTIONS, INC.,

                                          a Utah corporation

                                          By: /s/ Russell W. Wilding
                                              --------------------------------
                                          Its: President